JOHN HANCOCK SPECIAL EQUITIES FUND


                     Instrument Amending Number of Trustees
                   and Appointing Individual to Fill a Vacancy

     The undersigned, constituting a majority of the Trustees of John Hancock Special Equities Fund, a Massachusetts business trust (the "Trust"), acting pursuant to the Amended and Restated Declaration of Trust dated February 28, 1992 of the Trust, as amended from time to time, do hereby:

     a) amend Section 2.12, effective March 5, 1996, to read as follows:

     Section 2.12. Number of Trustees. The number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than two (2).

     b) appoint Anne C. Hodsdon to fill a vacancy, such appointment to become effective upon such individual accepting in writing such appointment and agreeing to be bound by the terms of the Declaration of Trust and such individual to hold office until his successor is elected and qualified or until the earlier occurrence of any of the events specified in the first sentence of Section 2.15 of the Declaration of Trust.

     IN WITNESS WHEREOF, the undersigned being at least a majority of the Trustees of the Trust, have executed this amendment as of the 5th day of March, 1996.

/s/Dennis S. Aronowitz                                 /s/ Gail D. Fosler
--------------------------                             -------------------------
Dennis S. Aronowitz                                    Gail D. Fosler

Edward J. Boudreau, Jr.
--------------------------                             -------------------------
Edward J. Boudreau, Jr.                                Bayard Henry

/s/Richard P. Chapman, Jr.                             /s/Richard S. Scipione
--------------------------                             -------------------------
Richard P. Chapman, Jr.                                Richard S. Scipione

/s/William J. Cosgrove                                 /s/Edward J. Spellman
--------------------------                             -------------------------
William J. Cosgrove                                    Edward J. Spellman


         The Declaration, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

COMMONWEALTH OF MASSACHUSETTS )
                              )ss
COUNTY OF SUFFOLK             )



     Then personally appeared the above-named Edward J. Boudreau, Jr., Dennis S. Aronowitz, Richard P. Chapman, Jr., William J. Cosgrove, Richard S. Scipione, and Edward J. Spellman, who each acknowledged the foregoing instrument to be his or her fee act and deed, before me, this 5th day of March 1996.

                                                 /s/ Ann Marie Kalapinski
                                                 -------------------------------
                                                 Notary Public

                                                 My Commission Expires: 10/20/00